EXHIBIT 24

POWER OF ATTORNEY

HEALTHSOUTH CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of HealthSouth Corporation, a Delaware corporation (the “Company”), hereby constitute and appoint Gregory L. Doody, the undersigneds’ true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to:

(1) execute for and on behalf of the undersigned, an Annual Report on Form 10-K of the Company for the fiscal years ended December 31, 2000 through December 31, 2003, including any and all amendments and additions thereto (collectively, the “Annual Report”) in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to file, or cause to be filed, the Annual Report with all exhibits thereto (including this Power of Attorney), and other documents in connection therewith, with the United States Securities and Exchange Commission; and

(3) take any other action or any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of June 9, 2005.

/s/ Robert P. May
Robert P. May
Chairman of the Board

/s/ Steven R. Berrard
Steven R. Berrard
Director

/s/ Edward A. Blechschmidt
Edward A. Blechschmidt
Director

/s/ Yvonne M. Curl
Yvonne M. Curl
Director

/s/ Charles M. Elson
Charles M. Elson
Director

/s/ Leo I. Higdon, Jr.
Leo I. Higdon, Jr.
Director

/s/ Jon F. Hanson
Jon F. Hanson
Director

/s/ John E. Maupin, Jr., DDS
John E. Maupin, Jr., DDS
Director

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